Exhibit 99.1
Planet Fitness, Inc. Announces Second Quarter 2025 Results
System-wide same club sales increased 8.2%
Ended second quarter with total membership of approximately 20.8 million
Maintains 2025 full-year growth outlook

Hampton, NH, August 6, 2025 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its second quarter ended June 30, 2025.
Second Quarter Fiscal 2025 Highlights
•Total revenue increased from the prior year period by 13.3% to $340.9 million.
•System-wide same club sales increased 8.2%.
•System-wide sales increased to $1.4 billion from $1.2 billion in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $58.0 million, or $0.69 per diluted share, compared to $48.6 million, or $0.56 per diluted share, in the prior year period.
•Net income increased $9.0 million to $58.3 million, compared to $49.3 million in the prior year period.
•Adjusted net income(1) increased $10.4 million to $72.6 million, or $0.86 per diluted share(1), compared to $62.2 million, or $0.71 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $20.1 million to $147.6 million from $127.5 million in the prior year period.
•23 new Planet Fitness clubs were opened system-wide during the period, which included 20 franchisee-owned and 3 corporate-owned clubs, bringing system-wide total clubs to 2,762 as of June 30, 2025.
•Cash and marketable securities of $582.5 million, which includes cash and cash equivalents of $335.7 million, restricted cash of $56.5 million and marketable securities of $190.3 million as of June 30, 2025.
“Today marks the 10-year anniversary for Planet Fitness as a public company. Over the past decade, through a steadfast commitment to our mission and strategy, we’ve added nearly 14 million members, expanded our global footprint by more than 1,700 clubs, and established a presence in all 50 states and four additional countries. While we are proud of our accomplishments, we believe there is even greater opportunity ahead. As consumers increasingly prioritize health and well-being, Planet Fitness is well-positioned to meet this demand with our judgement-free, high-quality, and affordable fitness experience. Early momentum in programs like our High School Summer Pass – which is now in its fifth year and outpacing prior-year sign-ups and workouts – underscores our potential,” said Colleen Keating, Chief Executive Officer. “In the second quarter, we delivered strong financial performance and remain confident in our full-year outlook for 2025, even amid near-term economic variability. We recently signed a binding agreement to sell our eight corporate clubs in California to a franchisee in the market delivering on our commitment to recycle capital where appropriate and demonstrating our commitment to our asset-light model.”
Operating Results for the Second Quarter Ended June 30, 2025
For the second quarter of 2025, total revenue increased $39.9 million or 13.3% to $340.9 million from $300.9 million in the prior year period, including system-wide same club sales growth of 8.2%. By segment:
•Franchise segment revenue increased $11.9 million or 11.0% to $119.7 million from $107.8 million in the prior year period. Of the increase, $8.0 million was due to higher royalty revenue, of which $5.0 million was attributable to a franchise same club sales increase of 8.3%, $1.6 million was attributable to new clubs opened since April 1, 2024 before moving into the same club sales base and $1.4 million was from higher royalties on annual fees. Franchise segment revenue also includes $2.7 million of higher National Advertising Fund (“NAF”) revenue and $1.5 million of higher franchise and other fees;
•Corporate-owned clubs segment revenue increased $13.5 million or 10.8% to $139.0 million from $125.5 million in the prior year period. Of the increase, $8.1 million was attributable to corporate-owned clubs included in the same club sales base, of which $5.6 million was attributable to a same club sales increase of 7.0%, $0.8 million was attributable to higher annual fee revenue and $1.7 million was attributable to other fees. Additionally, $5.4 million was from new clubs opened since April 1, 2024 before moving into the same club sales base; and
1 Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.

•Equipment segment revenue increased $14.5 million or 21.5% to $82.2 million from $67.7 million in the prior year period. Of the increase, $14.3 million was attributable to higher revenue from equipment sales to existing franchisee-owned clubs and $0.3 million was attributable to higher revenue from equipment sales to new franchisee-owned clubs. In the second quarter of 2025, we had equipment sales to 19 new franchisee-owned clubs compared to 18 in the prior year period.
Segment Adjusted EBITDA represents our Adjusted EBITDA broken out by the Company’s reportable segments. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations, see “Non-GAAP Financial Measures” accompanying this press release.
Segment Adjusted EBITDA was as follows:
•Franchise Segment Adjusted EBITDA increased $9.0 million or 11.7% to $86.5 million. This increase was primarily attributable to higher franchise segment revenue of $11.9 million, as described above, partially offset by $2.7 million of higher NAF expense;
•Corporate-owned clubs Segment Adjusted EBITDA increased $7.0 million or 14.2% to $56.6 million. This increase was primarily attributable to $5.8 million from the corporate-owned same clubs sales increase of 7.0% and $1.5 million of lower selling, general and administrative expenses. This increase was partially offset by $1.0 million of lower Adjusted EBITDA from the eight clubs open and operating in Spain, all of which are yet to be included in the same club sales base.
•Equipment Segment Adjusted EBITDA increased $7.9 million or 42.3% to $26.4 million. This increase was primarily attributable to higher equipment sales to new and existing franchisee-owned clubs, as described above, and higher margin equipment sales related to an updated equipment mix as a result of the adoption of the franchise growth model.
Subsequent Event
On August 4, 2025, the Company signed a binding agreement to sell eight corporate-owned clubs located in California to a franchisee. The transaction is expected to close in the third quarter, subject to customary closing contingencies.
2025 Outlook
The Company continues to believe that between its tariff mitigation plans and the current tariff levels, its exposure is limited. This guidance does not include estimates or assumptions regarding the impact of tariffs beyond the existing regulations currently in place.
For the year ending December 31, 2025, the Company is narrowing and reiterating the following expectations:
•New equipment placements of approximately 130 to 140 in franchisee-owned locations
•System-wide new club openings of approximately 160 to 170 locations
•System-wide same club sales growth of approximately 6% (previously 5% to 6%)
The Company is reiterating the following growth expectations over its 2024 results:
•Revenue to increase in the 10% range
•Adjusted EBITDA to increase in the 10% range
•Adjusted net income to increase in the 8% to 9% range
•Adjusted net income per share, diluted to increase in the 11% to 12% range, based on adjusted diluted weighted-average shares outstanding of approximately 84.5 million, inclusive of the shares expected to be repurchased in 2025.
The Company continues to expect 2025 net interest expense to be approximately $86.0 million. It also continues to expect capital expenditures to increase approximately 20% driven by additional clubs in our corporate-owned portfolio and depreciation and amortization to remain flat compared to 2024.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2025. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2025, and therefore cannot be made available without unreasonable effort.
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on August 6, 2025 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of June 30, 2025, Planet Fitness had approximately 20.8 million members and 2,762 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness clubs are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

ICR, Inc.
PFCorpPR@icrinc.com
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2025 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and club growth, share repurchases and the timing thereof, ability to deliver future shareholder value, the impact of tariffs and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “assumption,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and, once available, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenue:
Franchise	$96,877	$87,676	$190,117	$171,910
National advertising fund revenue	22,781	20,114	44,721	39,900
Franchise segment	119,658	107,790	234,838	211,810
Corporate-owned clubs	138,989	125,466	272,658	247,844
Equipment	82,232	67,685	110,045	89,304
Total revenue	340,879	300,941	617,541	548,958
Operating costs and expenses:
Cost of revenue	59,423	51,934	81,908	70,927
Club operations	77,437	70,152	159,117	144,505
Selling, general and administrative	35,511	31,613	69,818	60,806
National advertising fund expense	22,777	20,112	44,721	39,904
Depreciation and amortization	38,429	39,817	76,710	79,197
Other losses (gains), net	4,900	(66)	3,663	418
Total operating costs and expenses	238,477	213,562	435,937	395,757
Income from operations	102,402	87,379	181,604	153,201
Other income (expense), net:
Interest income	5,690	5,616	11,502	11,077
Interest expense	(26,181)	(24,533)	(52,378)	(45,966)
Other income, net	1,942	1,043	2,225	1,690
Total other expense, net	(18,549)	(17,874)	(38,651)	(33,199)
Income before income taxes	83,853	69,505	142,953	120,002
Provision for income taxes	24,930	18,977	41,146	33,301
Losses from equity-method investments, net of tax	(628)	(1,216)	(1,433)	(2,416)
Net income	58,295	49,312	100,374	84,285
Less: net income attributable to non-controlling interests	276	672	488	1,336
Net income attributable to Planet Fitness, Inc.	$58,019	$48,640	$99,886	$82,949
Net income per share of Class A common stock:
Basic	$0.69	$0.56	$1.19	$0.95
Diluted	$0.69	$0.56	$1.19	$0.95
Weighted-average shares of Class A common stock outstanding:
Basic	83,861	86,809	84,015	86,859
Diluted	84,065	86,955	84,233	87,083

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$335,723	$293,150
Restricted cash	56,452	56,524
Short-term marketable securities	106,998	114,163
Accounts receivable, net of allowances for uncollectible amounts of $32 and $30 as of June 30, 2025 and December 31, 2024, respectively	72,847	77,145
Inventory	4,347	6,146
Restricted assets - national advertising fund	9,071	—
Prepaid expenses	19,202	21,499
Other receivables	24,954	16,776
Income tax receivable and prepayments	7,788	2,616
Total current assets	637,382	588,019
Long-term marketable securities	83,327	65,668
Investments, net of allowance for expected credit losses of $23,437 and $18,834 as of June 30, 2025 and December 31, 2024, respectively	70,896	75,650
Property and equipment, net of accumulated depreciation of $425,101 and $370,118, as of June 30, 2025 and December 31, 2024, respectively	430,387	423,991
Right-of-use assets, net	417,573	395,174
Intangible assets, net	304,961	323,318
Goodwill	721,118	720,633
Deferred income taxes	443,082	470,197
Other assets, net	10,426	7,058
Total assets	$3,119,152	$3,069,708
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$22,500	$22,500
Accounts payable	49,128	32,887
Accrued expenses	57,768	67,895
Equipment deposits	7,860	1,851
Deferred revenue, current	77,309	62,111
Payable pursuant to tax benefit arrangements, current	55,044	55,556
Other current liabilities	40,581	39,695
Total current liabilities	310,190	282,495
Long-term debt, net of current maturities	2,139,418	2,148,029
Lease liabilities, net of current portion	432,950	405,324
Deferred revenue, net of current portion	30,752	31,990
Deferred tax liabilities	1,250	1,386
Payable pursuant to tax benefit arrangements, net of current portion	358,569	411,360
Other liabilities	4,304	4,497
Total noncurrent liabilities	2,967,243	3,002,586
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 83,907 and 84,323 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	9	9
Class B common stock, $0.0001 par value, 100,000 shares authorized, 316 and 342 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Accumulated other comprehensive income (loss)	1,010	(2,348)
Additional paid in capital	615,040	609,115
Accumulated deficit	(774,753)	(822,156)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(158,694)	(215,380)
Non-controlling interests	413	7
Total stockholders’ deficit	(158,281)	(215,373)
Total liabilities and stockholders’ deficit	$3,119,152	$3,069,708

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$100,374	$84,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,710	79,197
Equity-based compensation expense	6,138	2,847
Deferred tax expense	27,619	26,761
Amortization of deferred financing costs	2,639	2,634
Loss on extinguishment of debt	—	2,285
Accretion of marketable securities discount	(837)	(1,879)
Losses from equity-method investments, net of tax	1,433	2,416
Dividends accrued on held-to-maturity investment	(1,139)	(1,065)
Credit loss on held-to-maturity investment	4,603	557
Gain on re-measurement of tax benefit arrangement liability	(1,294)	(1,349)
Gain on insurance proceeds	(1,460)	—
Other	210	1,300
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	4,747	380
Inventory	1,799	(544)
Other assets and other current assets	(5,400)	(6,313)
Restricted assets - national advertising fund	(9,023)	(12,268)
Accounts payable and accrued expenses	1,317	(3,302)
Other liabilities and other current liabilities	(427)	(699)
Income taxes	(4,753)	(2,632)
Payments pursuant to tax benefit arrangements	(52,740)	(28,786)
Equipment deposits	6,009	632
Deferred revenue	13,770	18,653
Leases	7,599	4,838
Net cash provided by operating activities	177,894	167,948
Cash flows from investing activities:
Additions to property and equipment	(58,801)	(64,345)
Insurance proceeds for property and equipment	2,053	—
Payment of deferred consideration for acquired clubs	(1,539)	—
Purchases of marketable securities	(81,958)	(73,930)
Maturities of marketable securities	71,954	47,839
Issuance of note receivable, related party	(2,639)	—
Other investing activity	(32)	—
Net cash used in investing activities	(70,962)	(90,436)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	800,000
Repayment of long-term debt	(11,250)	(599,437)
Payment of deferred financing and other debt-related costs	—	(12,055)
Proceeds from issuance of Class A common stock	1,177	9,808
Repurchase and retirement of Class A common stock	(52,085)	(300,205)
Principal payments on capital lease obligations	(51)	(72)
Payment of share repurchase excise tax	(2,549)	—
Distributions paid to members of Pla-Fit Holdings	(1,331)	(1,732)
Net cash used in financing activities	(66,089)	(103,693)
Effects of exchange rate changes on cash and cash equivalents	1,658	(1,179)
Net increase (decrease) in cash, cash equivalents and restricted cash	42,501	(27,360)
Cash, cash equivalents and restricted cash, beginning of period	349,674	322,121
Cash, cash equivalents and restricted cash, end of period	$392,175	$294,761
Supplemental cash flow information:
Cash paid for interest	$50,067	$40,814
Net cash paid for income taxes	$18,285	$9,168
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$16,667	$18,645

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
Adjusted EBITDA and Segment Adjusted EBITDA
We refer to Adjusted EBITDA as we use this measure to evaluate our operating performance and we believe this measure is useful to investors in evaluating our performance. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors. Our Board of Directors uses Adjusted EBITDA as a key metric to assess the performance of management. Our Chief Operating Decision Maker also uses Segment Adjusted EBITDA, which is Adjusted EBITDA specific to each of our three reportable segments, to assess the financial performance of and allocate resources to our segments in accordance with ASC 280, Segment Reporting. Corporate overhead costs not directly attributable to any individual segment are not allocated to the three segments and are included in Corporate and Other Adjusted EBITDA within Adjusted EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income	$58,295	$49,312	$100,374	$84,285
Interest income	(5,690)	(5,616)	(11,502)	(11,077)
Interest expense	26,181	24,533	52,378	45,966
Provision for income taxes	24,930	18,977	41,146	33,301
Depreciation and amortization	38,429	39,817	76,710	79,197
EBITDA	142,145	127,023	259,106	231,672
Severance costs(1)	52	—	649	1,602
Executive transition costs(2)	1,406	1,348	2,447	1,631
Loss on adjustment of allowance for credit losses on held-to-maturity investment	4,311	82	4,603	557
Dividend income on held-to-maturity investment	(578)	(537)	(1,139)	(1,065)
Insurance recovery(3)	—	—	(1,636)	—
Lease closure expenses, net(4)	1,067	—	1,067	—
Tax benefit arrangement remeasurement(5)	(1,210)	(987)	(1,294)	(1,349)
Amortization of basis difference of equity-method investments(6)	240	240	480	469
Other(7)	176	334	331	297
Adjusted EBITDA	$147,609	$127,503	$264,614	$233,814
(1) Represents severance related expenses recorded in connection with a reduction in force during the six months ended June 30, 2025 and 2024.
(2) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and stock-based compensation associated with certain equity awards granted to, the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(7) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
A reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Adjusted EBITDA
Franchise segment	$86,502	$77,454	$171,367	$153,592
Corporate-owned clubs segment	56,598	49,565	102,447	91,963
Equipment segment	26,435	18,575	33,877	23,373
Segment Adjusted EBITDA	169,535	145,594	307,691	268,928
Corporate and other Adjusted EBITDA(1)	(21,926)	(18,091)	(43,077)	(35,114)
Adjusted EBITDA(2)	$147,609	$127,503	$264,614	$233,814
(1) Corporate and other Adjusted EBITDA includes adjusted corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment and thus are unallocated.
(2) Segment Adjusted EBITDA plus the Adjusted EBITDA of corporate and other is equal to Adjusted EBITDA. Adjusted EBITDA is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.
A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Net income	$58,295	$49,312	$100,374	$84,285
Provision for income taxes	24,930	18,977	41,146	33,301
Severance costs(1)	52	—	649	1,602
Executive transition costs(2)	1,406	1,348	2,447	1,631
Loss on adjustment of allowance for credit losses on held-to-maturity investment	4,311	82	4,603	557
Dividend income on held-to-maturity investment	(578)	(537)	(1,139)	(1,065)
Insurance recovery(3)	—	—	(1,636)	—
Lease closure expenses, net(4)	1,067	—	1,067	—
Tax benefit arrangement remeasurement(5)	(1,210)	(987)	(1,294)	(1,349)
Amortization of basis difference of equity-method investments(6)	240	240	480	469
Loss on extinguishment of debt(7)	—	2,285	—	2,285
Other(8)	176	334	331	297
Purchase accounting amortization(9)	9,178	12,758	18,356	25,515
Adjusted income before income taxes	97,867	83,812	165,384	147,528
Adjusted income taxes(10)	25,299	21,645	42,752	38,101
Adjusted net income	$72,568	$62,167	$122,632	$109,427
Adjusted net income per share, diluted	$0.86	$0.71	$1.45	$1.24
Adjusted weighted-average shares outstanding, diluted(11)	84,398	87,685	84,570	88,036
(1) Represents severance related expenses recorded in connection with a reduction in force during the six months ended June 30, 2025 and 2024.
(2) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and stock-based compensation associated with certain equity awards granted to, the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(7) Represents the write-off of deferred financing costs associated with the repayment of the 2018-1 Class A-2-II notes prior to the anticipated repayment date.
(8) Represents certain other gains and charges that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(9) Includes $3.1 million and $6.2 million for the three and six months ended June 30, 2024, respectively, of amortization for intangible assets recorded in connection with investment funds affiliated with TSG Consumer Products, LLC purchasing interests in Pla-Fit Holdings in 2012 (the “2012 Acquisition”), other than favorable leases. During the fourth quarter of 2024, the intangible assets recorded in connection with the 2012 Acquisition became fully amortized. Also includes $9.2 million and $9.7 million for the three months ended June 30, 2025 and 2024, respectively, and $18.4 million and $19.3 million for the six months ended June 30, 2025 and 2024, respectively, of amortization for intangible assets created in connection with historical acquisitions of franchisee-owned clubs. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.
(10) Represents corporate income taxes at an assumed effective tax rate of 25.9% for both the three and six months ended June 30, 2025 and 25.8% for both the three and six months ended June 30, 2024 applied to adjusted income before income taxes.
(11) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$58,019	84,065	$0.69	$48,640	86,955	$0.56
Net income attributable to non-controlling interests(2)	276	333		672	730
Net income	58,295			49,312
Adjustments to arrive at adjusted income before income taxes(3)	39,572			34,500
Adjusted income before income taxes	97,867			83,812
Adjusted income taxes(4)	25,299			21,645
Adjusted net income	$72,568	84,398	$0.86	$62,167	87,685	$0.71

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$99,886	84,233	$1.19	$82,949	87,083	$0.95
Net income attributable to non-controlling interests(2)	488	337		1,336	953
Net income	100,374			84,285
Adjustments to arrive at adjusted income before income taxes(3)	65,010			63,243
Adjusted income before income taxes	165,384			147,528
Adjusted income taxes(4)	42,752			38,101
Adjusted net income	$122,632	84,570	$1.45	$109,427	88,036	$1.24
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 25.9% for both the three and six months ended June 30, 2025 and 25.8% for both the three and six months ended June 30, 2024 applied to adjusted income before income taxes.